SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2001

Strayer Education, Inc.
(Exact name of registrant as specified in its charter)

Maryland	000-21039	52-1975978

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1025 15th Street, N.W. Washington, D.C.	20005

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (202) 408-2400

Not applicable
(Former name or former address, if changed since last report)

Item 5. Other Events.

      On May 16, 2001, Strayer Education, Inc. announced that it had closed the sale of its series A preferred stock and its tender offer for shares of its common stock. The May 16, 2001 Press Release is attached hereto as an exhibit and incorporated herein by reference.

      On June 1, 2001, Strayer Education, Inc. announced that it had declared its regular quarterly common stock cash dividend in the amount of $0.065 per share payable on July 23, 2001, to all holders of record on July 9, 2001. The June 1, 2001 Press Release is attached hereto as an exhibit and incorporated herein by reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

99.01	Press Release dated May 16, 2001

99.02	Press Release dated June 1, 2001

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Strayer Education, Inc.

Date: June 1, 2001	By: /s/ Harry T. Wilkins

Harry T. Wilkins

Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

99.01	Press Release dated May 16, 2001

99.02	Press Release dated June 1, 2001

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